BY-LAWS
                                       OF
                    PIONEER INTERNATIONAL EQUITY SERIES TRUST
                              PIONEER MUTUAL FUNDS

                               Dated: July 1, 2008

                                    ARTICLE 1
                    Declaration of Trust and Principal Office

     1.1 Declaration of Trust. These By-laws are adopted pursuant to Section 6.8 of the Amended and Restated Declaration of Trust, as from time to time in effect (the "Declaration), of Pioneer International Equity Fund, a Delaware statutory trust (the "Trust") and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration or of any applicable laws, the terms of the Declaration or of such applicable laws shall control.

     1.2 Principal Office of the Trust. The principal office of the Trust is located at 60 State Street, Boston, MA 02109, or such other place as shall be determined by the Trustees from time to time. The Trust may have offices in such other places within or outside the State of Massachusetts or the State of Delaware as the Trustees may from time to time determine.

                                    ARTICLE 2
                                    Trustees

     2.1 Chair. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the Chair's designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

     2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

     2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chair, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

     2.4 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.5 Quorum and Manner of Acting. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees.

     2.6 Actions by Consent. If in accordance with the provisions of the Declaration any action is taken by the Trustees by a written consent, such written consents may be executed and delivered in counterparts and by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

     2.7. Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust's expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

                                    ARTICLE 3
                                   Committees

     3.1 Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

     3.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     3.3 Compensation of Members. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.
                                    ARTICLE 4
                                    Officers

     4.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 4.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person.

     4.2 Election. The President, the Treasurer, the Secretary and the Chief Compliance Officer shall be elected or appointed by the Trustees upon the occurrence of a vacancy in any such office. The Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust within the meaning of the 1940 Act, or otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act as in effect from time to time ("Rule 38a-1"). Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Trustees, provided that any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1.

     4.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation and such other duties and powers as the Trustees may from time to time designate.

     4.4 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

     4.5 Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     4.6 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     4.7 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and shall have the responsibilities of the chief compliance officer of the Trust, including any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

     4.8 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 5
                                  Shareholders

     5.1 Meetings. There shall be no annual meetings of Shareholders except as required by law. A meeting of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary whenever ordered by (i) a majority of Trustees then in office, (ii) the Chair or (iii) the President. Meetings of the Shareholders of the Trust or of any Series or Class shall also be called by the Secretary upon the order of the Trustees upon the written request ("Request for Meeting") of the Shareholders holding Shares representing in the aggregate not less than one-third of the voting power of all of the Outstanding Shares entitled to vote on the matters specified in such written request (calculated by assuming that the Shareholders holding all of the Outstanding Shares entitled to vote on such matter were present and voting at a meeting to consider such matter),provided that (1) such Request for Meeting shall include the information described below and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called to consider any matter specified in such Request for Meeting if such matter is substantially the same as a matter voted on at any meeting of the Shareholders during the twelve months preceding the date of such Request for Meeting unless such Request for Meeting is of Shareholders representing in the aggregate at least a majority of the voting power of all of the Outstanding Shares entitled to vote on such matter (calculated by assuming that the Shareholders holding all of the Outstanding Shares entitled to vote on such matter were present and voting at a meeting to consider such matter). If the Secretary fails for more than 30 days to call a special meeting of the Shareholders of the Trust or of any Series or Class, the Trustees, the Chair or the President may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

     The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the State of Delaware.

     Any meeting so called may be postponed or cancelled prior to the meeting (with respect to one or more or all Series or Classes entitled to vote at the meeting) provided that notice of such postponement or cancellation is given to the extent time permits to the Shareholders entitled to vote at the meeting, but only if notice of such meeting had been previously given to such Shareholders.

     For matters to be properly brought by a Shareholder before a meeting of the Shareholders (including the nomination of Trustees by a Shareholder), the Shareholder must first have given timely written notice of the matters to be brought by the Shareholder before such meeting (an "Advance Notice") to the Secretary. To be timely, an Advance Notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Trust.

     Each Advance Notice or Request for Meeting must contain (1) the name and address of the Shareholder(s) delivering such Advance Notice or Request for Meeting, (2) a statement with respect to the number of Shares of the applicable Series beneficially and/or legally owned by such Shareholder(s), the nature of any such beneficial ownership of such Shares, the beneficial ownership of any such Shares legally held by such Shareholder(s) but beneficially owned by one or more others, and the length of time for which all such Shares have been beneficially and/or legally owned by such Shareholder(s), and (3) a description of the matters to be brought by the Shareholder(s) before such meeting, including, if applicable, information about each nominee for election as a Trustee substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, if such matters were to be included in a proxy statement.

     Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under the Declaration, the Trust may either hold a meeting of Shareholders of all Series and Classes to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Series and or Classes to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Series and or Classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     5.2 Record Dates. For the purpose of determining the Shareholders of the Trust or any Series or Class of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the case may be, as the record date for determining the Shareholders of the Trust or such Series or Class having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

     5.3 Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.9 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series or Class on the date set in accordance with Section 5.2 hereof. Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment, even if the date of such adjourned meeting is more than 120 days after the date set for the original meeting. Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

     5.4 Quorum. The holders of Outstanding Shares entitled to vote and present in person or by proxy representing thirty percent (30%) of the voting power of the Trust shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series or Class then Outstanding Shares entitled to vote and present in person or by proxy representing thirty percent (30%) of the voting power of that Series or Class shall be necessary to constitute a quorum for the transaction of business by that Series or Class. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

     5.5 Adjournments. Any meeting of Shareholders may, by action of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, if a quorum is not present with respect to such matter; any meeting of Shareholders may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, even if a quorum is present with respect to such matters, when such adjournment is approved by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to the matter or matters adjourned. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

     5.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

     5.7 Conduct of Meetings. Meetings of the Shareholders shall be presided over by the Chair, or, if the Chair is not present at the meeting, by another Trustee or officer designated by the Chair, or is there is no such designee present at the meeting, then by the most senior officer of the Trust present at the meeting and such person shall be deemed for all purposes the chairman of the meeting. The chairman of the meeting shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust's proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

     5.8 Inspectors of Election. In advance of any meeting of Shareholders the Trustees, or at any such meeting the Trustees or the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

     5.9 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available by mail or other carrier, in person, by email or other electronic communication or by posting on a website or publication or in any other reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

     The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder's counsel under Section 9.8 of the Declaration, provided however that communications provided to either a Shareholder or Shareholder's counsel under Section 9.8 may not by made by means of posting on a website or by publication.

                                    ARTICLE 6
                          Shares and Share Certificates

     6.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a "Transfer Agent") in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration.

     The Trustees may at any time authorize the issuance of share certificates for Shares of any Series or Class in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder's name and the number of whole shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     6.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

     6.3 Loss of Certificates. The Transfer Agent for any Series or Class of Shares is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon receipt of (i)
satisfactory proof of such loss, and (ii) surety sufficient to protect the Series or Class from any loss.

     6.4.  Regulations.   The  Trustees  may  make  such  additional  rules  and
regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

                                    ARTICLE 7
                                  Miscellaneous

     7.1 Books and Records. The books and records of the Trust and any Series or Classes thereof, including the share ledger or ledgers, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

     7.2 Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series or Class thereof as may be granted from time to time by the Trustees in their sole discretion.

     7.3 Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

     7.4 Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

     7.5  Severability.  The provisions of these By-Laws are  severable.  If the
Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

     7.6 Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

                                    ARTICLE 8
                            Amendments to the Bylaws

     8.1 General. These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.